EXHIBIT 10.1.1


                               AGREEMENT AMENDMENT

         THIS AGREEMENT AMENDMENT, effective as of January 1, 1998, modifies the LICENSE AGREEMENT, as previously revised on December 1, 1989, and modified by letter agreement on November 10, 1993, and by amendment on July 31, 1997, between Kansas State University Research Foundation (hereinafter the "FOUNDATION") and WTC Industries, Inc. (formerly referred to as "WATER TECHNOLOGIES," hereinafter "LICENSEE") relating to the commercialization of certain polyiodide water disinfectant technologies and improvements thereof.

         FOUNDATION agrees to reduce the annual minimum royalty payment specified in Section (2) of ARTICLE VI of LICENSE AGREEMENT from $75,000 to $25,000 in return for the additional consideration of three hundred and sixty-five thousand (365,000) unrestricted shares of WTC Industries, Inc., common stock. Payment of the minimum royalty for 1998 and transmittal of said shares of common stock will be due and payable upon execution of this AGREEMENT AMENDMENT.

         Upon execution of this agreement, LICENSEE may elect to no longer reimburse all subsequent expenses for prosecution and maintenance of any foreign patent applications and patents, as specified in ARTICLE VII of LICENSE AGREEMENT, by providing written notice of such intent to FOUNDATION. In such an event, FOUNDATION may elect to either abandon or sustain at its own expense such foreign patent applications and patents. However, in the event of abandonment of such foreign patent applications and patents, the definition of "Licensed Territory" will remain unchanged as if such foreign patent applications and patents remained in effect under the LICENSE AGREEMENT.

         All other terms, conditions, and obligations of the underlying LICENSE AGREEMENT shall remain unchanged.

            IN WITNESS WHEREOF, the parties hereto caused this AGREEMENT AMENDMENT to be duly executed by their duly authorized representatives.

KANSAS STATE UNIVERSITY RESEARCH FOUNDATION     WTC INDUSTRIES, INC.

Recommended:                                    Agreed:


By: /s/ Ronald L. Sampson                       By: /s/ Robert C. Klas, Jr.
   --------------------------------                -----------------------------
      Ronald L. Sampson                               Robert C. Klas, Jr.
      President, Mid-America                          President
      Commercialization Corporation

Date: April 29, 1998                            Date: May 7, 1998
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Agreed:


By: /s/ Ronald W. Trewyn
   --------------------------------
      Ronald. W. Trewyn
      President

Date: April 30, 1998
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